Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-253951, 333-251399, 333-239846, 333-229231, 333-225919 and 333-266670) on 1933 Act Form S-8 and in the registration statements (No. 333-258428, 333-261538 and 333-266557) on 1933 Act Form S-3 of our reports dated February 27, 2023, with respect to the consolidated financial statements of fuboTV Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 27, 2023